                                                                    EXHIBIT 10.3


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                              ONE BELLEVUE CENTER

                                 LEASE AGREEMENT

                                     BETWEEN

                         WRIGHT RUNSTAD PROPERTIES L.P.
                                    Landlord

                                       and

                              DATA DIMENSIONS, INC.
                                     Tenant


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


                                TABLE OF CONTENTS

1.    LEASE DATA AND EXHIBITS ...........................................    1
(a)   Building ..........................................................    1
(b)   Premises ..........................................................    1
(c)   Tenant's Pro Rata Share ...........................................    1
(d)   Basic Plans Delivery Date .........................................    1
(e)   Final Plans Delivery Date .........................................    1
(f)   Commencement Date .................................................    1
(g)   Expiration Date ...................................................    1
(h)   Rent ..............................................................    1
(i)   Security Deposit ..................................................    1
(j)   Base Year .........................................................    1
(k)   Parking ...........................................................    2
(1)   Notice Addresses ..................................................    2
(m)   Payment Address ...................................................    2
(n)   Exhibits ..........................................................    2
2.    PREMISES ..........................................................    2
3.    COMMENCEMENT AND EXPIRATION DATES .................................    3
(a)   Commencement Date .................................................    3
(b)   Delays ............................................................    3
(c)   Confirmation of Commencement Date .................................    3
(d)   Expiration Date ...................................................    3
4.    ACCEPTANCE OF PREMISES ............................................    3
5.    RENT AND ADDITIONAL RENT ..........................................    3
6.    SECURITY DEPOSIT ..................................................    4
7.    PARKING ...........................................................    4
8.    USES ..............................................................    4
9.    SERVICES AND UTILITIES ............................................    4
(a)   Standard Services .................................................    4
(b)   Normal Business Hours .............................................    4
(c)   Interruption of Services ..........................................    5
(d)   Additional Services ...............................................    5
(c)   Costs of Additional Services ......................................    5
10.   COSTS OF OPERATIONS AND REAL ESTATE TAXES .........................    5
(a)   Additional Rent ...................................................    5
(b)   Definitions .......................................................    5
(c)   Estimated Costs ...................................................    6
(d)   Actual Costs ......................................................    7
(c)   Records and Adjustments ...........................................    7
(f)   Personal Properly Taxes ...........................................    7
11.   CARE OF PREMISES ..................................................    7
12.   ACCESS ............................................................    7
13.   DAMAGE OR DESTRUCTION .............................................    8
(a)   Damage and Repair .................................................    8
(b)   Destruction During Last Year of Term ..............................    8
(c)   Tenant Improvements ...............................................    8
14.   WAIVER OF SUBROGATION .............................................    8
15.   INDEMNIFICATION ...................................................    8
16.   INSURANCE .........................................................    8
(a)   Liability Insurance ...............................................    9
(b)   Property Insurance ................................................    9
(c)   Insurance Policy Requirements .....................................    9
(d)   Certificate of Insurance ..........................................    9
(c)   Primary Policies ..................................................    9
17.   ASSIGNMENT AND SUBLETTING .........................................    9
(a)   Assignment or Sublease ............................................    9
(b)   Landlord Right to Terminate Portion of Lease ......................   10
(c)   Tenant Transfer of Lease ..........................................   10
(d)   Assignee Obligations ..............................................   10
(e)   Sublessee Obligations .............................................   10
18.   SIGNS .............................................................   10
19.   LIENS AND INSOLVENCY ..............................................   10
(a)   Liens .............................................................   10
(b)   Insolvency ........................................................   11
20.   DEFAULT ...........................................................   11
(a)   Cumulative Remedies ...............................................   11
(b)   Tenant's Right to Cure ............................................   11
(c)   Abandonment .......................................................   11
(d)   Landlord's Reentry ................................................   11
(c)   Reletting the Premises ............................................   12
(e)   Trade Fixtures ....................................................   12
21.   PRIORITY ..........................................................   12
22.   SURRENDER OF POSSESSION ...........................................   13

23.   REMOVAL OF PROPERTY ...............................................   13
24.   NON-WAIVER ........................................................   13
25.   HOLDOVER ..........................................................   13
26.   CONDEMNATION ......................................................   13
(a)   Entire Taking .....................................................   13
(b)   Constructive Taking of Entire Premises ............................   13
(c)   Partial Taking ....................................................   14
(d)   Awards and Damages ................................................   14
27.   NOTICES ...........................................................   14
28.   COSTS AND ATTORNEYS FEES ..........................................   14
29.   LANDLORD'S LIABILITY ..............................................   14
30.   ESTOPPEL CERTIFICATES .............................................   14
31.   TRANSFER OF LANDLORD'S INTEREST ...................................   15
32.   RIGHT TO PERFORM ..................................................   15
33.   QUIET ENJOYMENT ...................................................   15
34.   CORPORATE AUTHORITY ...............................................   15
35.   HAZARDOUS MATERIALS ...............................................   15
(a)   Tenant Obligations ................................................   15
(b)   Landlord Obligations ..............................................   16
36.   TELECOMMUNICATIONS LINES AND EQUIPMENT ............................   16
(a)   Location of Tenant's Equipment and Landlord Consent ...............   16
(b)   Landlord's Rights .................................................   17
(c)   Indemnification ...................................................   17
(d)   Limitation of Liability ...........................................   17
(e)   Electromagnetic Fields ............................................   17
37.   GENERAL ...........................................................   17
(a)   Headings ..........................................................   17
(b)   Successors and Assigns ............................................   17
(c)   Payment of Brokers ................................................   18
(d)   Entire Agreement ..................................................   18
(e)   Severability ......................................................   18
(f)   Overdue Payments ..................................................   18
(g)   Force Majeure .....................................................   18
(h)   Right to Change Public Space ......................................   18
(i)   Governing Law .....................................................   19
(j)   Building Directory ................................................   19
(k)   Building Name .....................................................   19

                                  EXHIBIT 10.3


                                LEASE AGREEMENT

                              ONE BELLEVUE CENTER


THIS LEASE made this 19th day of August, 1997 between WRIGHT RUNSTAD PROPERTIES L.P., a Delaware limited partnership ("Landlord"), and DATA DIMENSIONS, INC., a Washington corporation ("Tenant").

As parties hereto, Landlord and Tenant agree:

1.   LEASE DATA AND EXHIBITS

The following terms as used herein shall have the meanings provided in this
Section 1, unless otherwise specifically modified by provisions of this Lease:

(a)  BUILDING

          Known as One Bellevue Center, or such other name as Landlord may designate from time to time, situated on a portion of the real property more particularly described in Section 2 hereof, with an address of 411 - 108th Avenue N.E., Bellevue, Washington 98004.

(b)  PREMISES

          Consisting of the area on the twenty-first (21st) and twenty-second
(22nd) floor(s) of the Building, as outlined on the floor plan(s) attached hereto as Exhibit A, including tenant improvements, if any, as described in Exhibit B.

(c)  TENANT'S PRO RATA SHARE:

          Landlord and Tenant agree that, for purposes of this Lease, the rentable area of the Premises is deemed to be 24,751 square feet and Tenant's Pro Rata Share of the Building is deemed to be 7.18%.

(d)  BASIC PLANS DELIVERY DATE:

          September 3, 1997.

(e)  FINAL PLANS DELIVERY DATE:

          September 22, 1997.

(f)  COMMENCEMENT DATE:

          November 1, 1997 or such earlier or later date as provided in Section 3 hereof.

(g)  EXPIRATION DATE:

          October 31, 2002.

(h)  RENT:

          $(SEE EXHIBIT C, SECTION 1) Rent shall be adjusted from time to time pursuant to Sections 9 and 10 of the Lease. Tenant has deposited with Landlord on the date hereof $50,533.29 to be applied to the first Rent payment due hereunder.

(i)  SECURITY DEPOSIT:

          $52,600.

(j)  BASE YEAR:

          For purposes of this Lease, the Base Year shall be: 1997.

(k)  PARKING:

          Tenant shall have the right to purchase fifty (50) permits to park automobiles in the Building garage on an unassigned self-park (or executive valet) basis (as designated by Landlord from time to time) at the prevailing monthly rates established by Landlord from time to time.

(l)  NOTICE ADDRESSES:

     Landlord:      WRIGHT RUNSTAD PROPERTIES L.P.
                    411 - 108th Avenue N.E.
                    Suite 1980
                    Bellevue, Washington 98004-5554

     Tenant:        DATA DIMENSIONS, INC.

                    411 - 108th Avenue N.E.
                    Suite 2100
                    Bellevue, Washington 98004-5554

(m)  PAYMENT ADDRESSES:

     Landlord:      WRIGHT RUNSTAD PROPERTIES L.P.
                    One Bellevue Center
                    P.O. Box 94043
                    Seattle, WA 98124-9443

     Tenant:        DATA DIMENSIONS, INC.

                    411 - 108th Avenue N.E.
                    Suite 2100
                    Bellevue, Washington 98004-5554

(n)  EXHIBITS:

     The following exhibits or riders are made a part of this Lease:

          Exhibit A - Floor Plan of Premises
          Exhibit B - Tenant Improvements
          Exhibit C - Addendum to Lease


2.   PREMISES:

Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1(b) hereof as shown on Exhibit A attached hereto and incorporated herein, together with rights of ingress and egress over common areas in the Building located on the land ("Land") more particularly described as:

     Lot 1, as delineated on City of Bellevue Short Plat No. 81-08 R, recorded under King County Recording No. 8201069002 (as amended recorded under King County Recording No. 8202040368), being more particularly described as follows:

     That portion of the South one-half of Lot 3 in block 2 of Cheriton Fruit Gardens, Plat No. 1 as per plat recorded in Volume 7 of plats, page 47, records of King County, EXCEPT the East 230 feet of the North 100 feet, and EXCEPT the East 30 feet thereof deeded to King County for road by deeds recorded under Auditor's File Nos. 913743 and 913775 records of King County, Washington, and less the South 13.5 feet thereof, more particularly described as follows:

     Beginning at the most southeasterly corner of the above described parcel of land; thence North 88 degrees 51'21" West along the South line of the above described parcel of land, 231.75 feet; thence North 01 degrees 11'05" East, 285.52 feet; thence South 88 degrees 46'31" East, 26.31 feet; thence South 00 degrees 06'00" West, 84.00 feet; thence South 88 degrees 48'55" East, 200.04 feet to the East line of the above described parcel of land; thence South 00 degrees 06'00" West along said East line, 201.39 feet to the Point of Beginning.

     The above property being situated in the Northeast quarter of the Northwest quarter of Section 32, Township 25 North, Range 5 East, W.M., City of Bellevue, King County, Washington.

3.   COMMENCEMENT AND EXPIRATION DATES:

     (a)  COMMENCEMENT DATE:

          Landlord and Tenant shall use their best efforts to complete tenant improvements in the Premises in accordance with Exhibit B hereto on the date specified in Section 1(f) or as soon thereafter as practicable. The Commencement Date shall be the earlier of: the date specified in Section 1(f), or, if tenant improvements are to be completed in the Premises, the date of acceptance of the Premises by Tenant pursuant to Section 4 hereof, or the date Tenant actually occupies the Premises, or the date when the premises would have been completed except for delays caused by the failure of Tenant to fulfill any obligation pursuant to the terms of this lease or any exhibit hereto.

     (b)  DELAYS:

          In the event, due to delays from any cause other than Tenant's failure to comply with the terms of this Lease, the Premises are not available for occupancy by Tenant within one (1) month following the date specified in Section 1(f), Tenant may terminate this Lease by written notice IN WHICH CASE ALL CONSIDERATION PREVIOUSLY PAID BY TENANT TO LANDLORD ON ACCOUNT OF THE LEASE, INCLUDING THE SECURITY DEPOSIT, SHALL BE RETURNED TO TENANT, THIS LEASE SHALL THEREAFTER BE OF NO FURTHER FORCE OR EFFECT; provided, however, that such one-month period shall be extended for delays due to causes beyond the reasonable control of Landlord.

     (c)  CONFIRMATION OF COMMENCEMENT DATE:

          In the event the Commencement Date is established as a later or earlier date than the date provided in Section 1(f) hereof, Landlord shall confirm the same to Tenant in writing.

     (d)  EXPIRATION DATE:

          This Lease shall expire on the date specified in Section 1(g).

4.   ACCEPTANCE OF PREMISES:

     If this Lease shall be entered into prior to the completion of tenant improvements in the Premises, the acceptance of the Premises by Tenant shall be deferred until the giving of written notice by Landlord to Tenant of the completion of such construction. Within five (5) days ("Inspection Period") after Landlord gives such notice, Tenant shall make such inspection of the Premises as Tenant deems appropriate. Except as otherwise specified by Tenant in writing to Landlord within the Inspection Period, and except for latent defects not reasonably observable by Tenant, Tenant shall be deemed to have accepted the Premises at the end of the Inspection period. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements which do not materially affect Tenant's use of the premises and are of a nature commonly found on a "punch list" (as that term is used in the construction industry). Tenant shall, during the Inspection Period, notify Landlord in writing of such deviations. Landlord shall promptly repair all punch list items. The existence of such punch list items shall not postpone the Commencement Date of this Lease nor the obligation or Tenant to pay Rent.

5.   RENT AND ADDITIONAL RENT:

     Tenant shall pay Landlord without notice the Rent stated in Section 1(h) hereof and Additional Rent as provided in Section 9 and Section 10 and any other payments due under this Lease without deduction or offset in lawful money of the United States in advance on or before the first day of each month at Landlord's Payment Address set forth in Section 1(n) hereof, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent for any partial month at the beginning or end of the Lease term shall be prorated in proportion to the number of days in such month. All amounts which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent hereunder and, in the event of nonpayment thereof, Landlord shall have all remedies provided for in the case of nonpayment of Rent, SUBJECT TO THE PROVISIONS OF
SECTION 20(B) HEREIN.

6.   SECURITY DEPOSIT:

     As security for the performance of this Lease by Tenant, Tenant has paid to Landlord the Security Deposit as specified in Section 1(i) hereof, receipt of which is hereby acknowledged. Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may in its reasonable discretion deem necessary to spend or incur by reason of Tenant's default AND TENANT'S FAILURE TO CURE WITHIN THE CURE PERIOD AS SET FORTH IN SECTION 20(B). In such event, Tenant shall, within five
(5) business days after written demand therefore by Landlord, deposit with Landlord the amount so applied. the amount of the Security Deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.

7.   PARKING:

     Use of parking in the Building by the Tenant shall be subject to such reasonable rules and regulations as Landlord or its parking operator, or the City of Bellevue may publish from time to time. Tenant shall provide Landlord with thirty (30) days prior written notice of the number of parking permits required by Tenant, up to the maximum number specified in Section 1(k), and of any changes in those requirements. Short-term hourly parking shall be offered on a space available basis during Normal Business Hours [as defined in Section 9(b)] except Saturday, and except Sundays or legal holiday, for Tenant's clients and customers.

8.   USES:

     The Premises are to be used only for general office purposes ("Permitted Uses"), and for no other business or purpose without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determined that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building or its inconsistent with any restriction on use of the Premises, the Building, or the Land contained in any lease, mortgage, or other instrument or agreement by which the Landlord is bound or to which any of such property is subject.
Tenant shall not commit any act that is intended to increase the then existing cost of insurance on the building without landlord's consent. Tenant shall promptly pay upon demand the amount of any increase in insurance costs caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful. Tenant shall not,without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise, vibration or fumes. Tenant shall not permit smoking in the Premises; Landlord has designated all internal portions of the Building as a smoke-free zone. If any of Tenant's office machines or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation, or take other action as may be necessary to eliminate the disturbance. Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations (not inconsistent with the terms of this Lease) as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building, and for the Preservation of good order therein.

9.   SERVICES AND UTILITIES:

     (a)  STANDARD SERVICES:

          Landlord shall maintain the Premises and the public and common areas of the Building in good order and condition consistent with the operation and maintenance of a first-class office building in downtown Bellevue, Washington. Landlord shall furnish the premises with electricity for normal office use, including lighting and operation of low power usage office office machines, water and elevator service at all times during the term of the Lease. Landlord shall also provide lamp replacement service for building standard light fixtures, toilet room supplies, window washing at reasonable intervals, and customary building janitorial service. No janitorial service shall be provided for Saturdays, Sundays or legal holidays. The costs of any janitorial or other service provided by Landlord to Tenant, AT TENANT'S WRITTEN REQUEST, which are in addition to the services ordinarily provided Building tenants shall be repaid by Tenant as Additional Rent upon receipt of billings therefor.

     (b)  NORMAL BUSINESS HOURS:

          From 7:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish to the Premises heat and air conditioning. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services as estimated by Landlord, WHICH COST IS CURRENTLY $14.00 PER HOUR, PER FLOOR shall be paid by Tenant as Additional Rent. During other than normal Business Hours, Landlord may restrict access to the Building in accordance with the Building's security system, provided that Tenant shall have at all times during the term of this Lease (24 hours of all days) reasonable access to the Premises.

(c)  INTERRUPTION OF SERVICES:

     Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of any services or facilities provided by Landlord pursuant to this Lease EXCEPTING THOSE EVENTS CAUSED BY THE WILLFUL MISCONDUCT OR NEGLIGENCE OF LANDLORD, ITS EMPLOYEES, AGENTS, CONTRACTORS OR SUBCONTRACTORS. No temporary interruption or failure of such services or facilities incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder; provided, however, if such interruption or failure shall continue for five (5) business days, Tenant's Rent hereunder shall thereafter abate to the extent the Premises are thereby rendered untenantable for Tenant's normal business operations until such services are restored. Landlord shall use its best efforts in good faith to minimize any disruption of Tenant's use of the Premises arising from any interruption or failure of such services or facilities.

(d)  ADDITIONAL SERVICES:

     The Building mechanical system is designed to accommodate heating loads generated by lights and equipment using up to 2.5 watts per square foot. Before installing lights and equipment in the Premises which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights.

(e)  COSTS OF ADDITIONAL SERVICES:

     In addition, Tenant shall in advance, on the first day of each month during the Lease term, pay Landlord as Additional Rent the reasonable amount established by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the reasonable amount established by Landlord a the costs of operation and maintenance of supplementary air conditioning units necessitated by Tenant's use of such equipment or lights. Landlord shall be entitled to install and operate a Tenant's cost, AND WITH TENANT'S PRIOR WRITTEN APPROVAL, A monitoring/metering system in the Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment or lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord's reasonable instructions for the use of drapes, blinds and thermostats in the Building.

10.  COSTS OPERATIONS AND REAL ESTATE TAXES:

(a)  ADDITIONAL RENT:

     Tenant shall pay as Additional Rent is pro rata share of increases in taxes and operating costs in excess of taxes and operating costs in the Base Year ("Base Amounts"). Operating costs shall be adjusted to reflect 100% occupancy in the Building. Increases in taxes and Operating costs over the applicable Base Amounts shall be determined and shall be payable separately under this Section 10.

(b)  DEFINITIONS:

     (i) For the purposes of this section, "Taxes" shall mean taxes and assessments (including special district levies) on real and personal property payable during any calendar year or fiscal year, based on the actual assessment period, with respect to the Land, the Building and all property of Landlord, real or personal, used directly in the operation of the Building and located in or on the Building, together with any taxes levied or assessed in addition to or in lieu of any such taxes or any tax upon leasing of the Building or the rents collected (excluding any net income or franchise tax) ("Taxes").

     (ii) For purposes of this Section, "Operating Costs" or "Costs" shall mean all expenses of Landlord for maintaining, operating and repairing the Land and Building and the personal property used in connection therewith, including without limitation insurance premiums, utilities, customary management fees and other expenses which in accordance with generally accepted accounting and management principles (GAAP) would be considered an expense of maintaining, operating or repairing the Building ("Operating Costs" or "Costs"); excluding, however: (I) Costs of any special services rendered to individual tenants for which a separate charge is collected; (II) leasing commissions and other leasing expenses; and (III) Costs of improvements required to be capitalized in accordance with generally accepted accounting principles (GAAP), except Operating Costs shall include amortization OVER THE USEFUL LIFE of capital improvements (A) made subsequent to initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Building, or providing savings in the cost of operating the Building; or,
(B) which are reasonably responsive to requirements imposed with respect to the Building under any amendment to any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ("law"), or any new law, or any new interpre-tation of an existing law ("new interpretation"), which amendment, law or new interpretation is adopted or arose after the Commencement Date of this Lease. DURING THE INITIAL LEASE TERM, ESTIMATED OR ACTUAL COSTS (EXCLUDING TAXES AND THE COSTS OF ENERGY) SHALL BE SUBJECT TO A MAXIMUM CUMULATIVE INCREASE OF FOUR PERCENT (4%) PER ANNUM (THE "CAP"). FOR EXAMPLE, IF BASE AMOUNT (EXCLUDING
TAXES AND ENERGY) = $2.00, THEN YEAR 1998 CAP = $2.08, YEAR 1999 CAP = $2.16 ETC. For purposes of this Lease, a new interpretation shall mean any interpretation, enforcement or application of a law enacted prior to the Commencement Date that imposes requirements with respect to the Building that Landlord in the exercise of sound business judgment and good faith at the time of Landlord's execution of this Lease would not have deemed applicable to the Building.

                (iii)   "Year" shall mean the calendar year.

                (iv) NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS LEASE TO THE CONTRARY, OPERATING COSTS AND EXPENSES SHALL NOT INCLUDE THE FOLLOWING:

                        (I) COSTS OF ALTERATIONS OR IMPROVEMENTS, OTHER THAN MAINTENANCE ITEMS OR REPAIRS, TO THE LEASED PREMISES OF OTHER TENANTS, INCLUDING CAPITAL EXPENDITURES TO COMPLY WITH APPLICABLE LAWS;

                        (II) EXPENSES RESULTING FROM THE NEGLIGENCE OF THE LANDLORD, ITS AGENTS, SERVANTS OR EMPLOYEES, OR ANOTHER TENANT;

                        (III) COSTS FOR WHICH LANDLORD IS REIMBURSED BY ANY TENANT OR OCCUPANT OF THE BUILDING, BY INSURANCE, OR BY ANYONE ELSE;

                        (IV) ANY BAD DEBT LOSS, RENT LOSS, OR RESERVES FOR BAD DEBTS OR RENT LOSS;

                        (V) COSTS ASSOCIATED WITH THE OPERATION OF THE BUSINESS OF THE ENTITY WHICH CONSTITUTES LANDLORD (WHETHER PARTNERSHIP, CORPORATION OR OTHER), INCLUDING ACCOUNTING, LEGAL, AND GENERAL ADMINISTRATIVE EXPENSES, AS DISTINGUISHED FROM THE COSTS OF OPERATION OF THE BUILDING;

                        (VI) THE WAGES AND BENEFITS OF ANY EMPLOYEE WHO DOES NOT DEVOTE SUBSTANTIALLY ALL OF HIS OR HER TIME TO THE BUILDING UNLESS SUCH WAGES AND BENEFITS ARE PRORATED TO REFLECT TIME SPENT ON OPERATING AND MANAGING THE BUILDING;

                        (VII)   FINES, PENALTIES AND INTEREST;

                        (VIII) COSTS, INCLUDING PERMIT, LICENSE AND INSPECTION COSTS INCURRED WITH RESPECT TO THE INSTALLATION OF TENANT IMPROVEMENTS MADE FOR NEW TENANTS IN THE BUILDING OR INCURRED IN RENOVATING OR OTHERWISE IMPROVING, DECORATING, PAINTING OR REDECORATING THE SPACE OF TENANTS OR OTHER OCCUPANTS OF THE BUILDING;

                        (IX) EXPENSES IN CONNECTION WITH SERVICES OR OTHER BENEFITS WHICH ARE NOT AVAILABLE OR FOR WHICH TENANT IS CHARGED DIRECTLY BUT WHICH ARE PROVIDED TO ANOTHER TENANT OR OCCUPANT OF THE BUILDING WITHOUT A SEPARATE CHARGE;

                        (X) COSTS PAID TO LANDLORD OR TO OTHER AFFILIATES OF LANDLORD FOR SERVICES IN THE BUILDING INCLUDING MANAGEMENT FEES TO THE EXTENT THE SAME EXCEED OR WOULD EXCEED THE REASONABLE MARKET COSTS FOR SUCH SERVICES IF RENDERED BY UNAFFILIATED THIRD PARTIES ON A COMPETITIVE BASIS;

                        (XI) RENTALS AND OTHER RELATED EXPENSES INCURRED IN LEASING AIR CONDITIONING SYSTEMS, ELEVATORS OR OTHER EQUIPMENT WHICH WOULD ORDINARILY BE CONSIDERED CAPITAL IN NATURE IF PURCHASED EXCEPT EQUIPMENT NOT AFFIXED TO THE BUILDING; AND

                        (XII) COSTS ARISING FROM LANDLORD'S POLITICAL OR CHARITABLE CONTRIBUTIONS.

(c)     ESTIMATED COSTS:

        At the beginning of each year after the Base Year, Landlord shall furnish Tenant a written statement of estimated Operating Costs and Taxes for such year; a calculation of the amount, if any, by which such estimated Operating Costs and Taxes will exceed the relevant Base Amounts; and a calculation of Tenant's Pro Rata Share of any such amount. Tenant shall pay one-twelfth (1/12) of that amount as Additional Rent for each month during the year. If at any time during the year Landlord reasonably believes that the actual Operating Costs or Taxes will vary from such estimated Operating Costs or Taxes by more than five percent (5%), Landlord may by written notice to Tenant revise the estimate for such year, and Additional Rent for the balance of such year shall be paid based upon such revised estimates.

(d)     ACTUAL COSTS:

        Within ninety (90) days after the end of each year after the Base Year or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth Tenant's Pro Rata Share of the actual Operating Costs and Taxes in excess of the Base Amounts during the preceding year. If the actual Operating Costs in excess of the Base Amount or actual Taxes in excess of the Base Amount, or both, exceed the estimates for each paid by Tenant during the year, Tenant shall pay the amount of such UNDISPUTED excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement OR IF TENANT EXERCISES ITS RIGHT TO INSPECT SUCH RECORDS, THEN SUCH EXCESS AMOUNT SHALL BE DUE THIRTY (30) DAYS FOLLOWING INSPECTION OF SUCH
RECORDS BY TENANT. If the actual Operating Costs in excess of the Base Amount or actual Taxes in excess of the Base Amount, or both, are less than the amount paid by Tenant to Landlord, then the amount of such overpayment by Tenant shall be, at Landlord's option, credited against any amounts owed by Tenant under this Lease, refunded by check to Tenant, or credited against the next Rent payable by Tenant hereunder. Notwithstanding any other provision of this Section 10, Tenant shall not receive any credit or offset against any other amount payable under this Lease to the extent either actual Operating Costs or Taxes are less than the applicable Base Amount.

(e)     RECORDS AND ASSESSMENTS:

        Landlord shall keep records showing all expenditures made in connection with Operating Costs and Taxes, and such records shall be available for inspection by Tenant within THIRTY (30) days after receipt of the statement of actual costs; Landlord and Tenant agree the results of any such audit or review shall remain confidential. Tenant hereby waives any right to any adjustment of sums paid under this Section 10 unless a claim in writing specifying the reasons therefor is delivered to Landlord no later than TWELVE (12) months after the end of the year for which the sums were paid. Operating Costs and Taxes shall be prorated for any portion of a year at the beginning or end of the term of this Lease. Notwithstanding this Section 10, the Rent payable by Tenant shall in no event be less than the Rent specified in Section 1(h) hereof AS A RESULT OF ANY ADJUSTMENT UNDER THE LAST SENTENCE OF SECTION 10(d) HEREIN.

(f)     PERSONAL PROPERTY TAXES:

        Tenant shall pay all personal property taxes with respect to property of Tenant located on the Premises or in the Building. "Property of Tenant" shall include all improvements which are paid for by Tenant and "personal property taxes" shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

11.     CARE OF PREMISES:

        Landlord shall perform all normal maintenance and repairs reasonably determined by Landlord as necessary to maintain the Premises and the Building as a first-class office building; provided that Landlord shall not be required to maintain or repair any property of Tenant or any appliances (such as refrigerators, water heaters, microwave ovens, and the like) which are part of the Premises. Tenant shall take good care of the Premises. Tenant shall not make any alterations, additions or improvements ("Alterations") in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any plumbing or wiring ("Changes") without first obtaining the written consent of Landlord and, where appropriate, in accordance with plans and specifications reasonably approved by Landlord. As a condition to its approval, Landlord may require Tenant to remove such Alterations or Changes upon the expiration or earlier termination of the Term and to restore the Premises to the condition they were in prior to such Alterations or Changes, including restoring any damage resulting from such removal, all at Tenant's expense. Any Alterations or Changes required to be made to Tenant's Premises by any amendment to any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ("law"), or any new law shall be made at Tenant's sole expense and shall be subject to the prior written consent of Landlord. Tenant shall reimburse Landlord for any reasonable sums expended for examination and approval of the architectural and mechanical plans and specifications of the Alterations and Changes and direct costs reasonably incurred during any inspection or supervision of the Alterations or Changes. EXCEPT FOR ANY WILLFUL MISCONDUCT OR NEGLIGENCE OF LANDLORD, all damage or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant.

12.     ACCESS:

        Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times AND WITH REASONABLE NOTICE for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or the Building. Upon reasonable notice, Landlord shall have the right to enter the

Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term.

13.     DAMAGE OR DESTRUCTION:

(a)     DAMAGE AND REPAIR:

        If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may no later than the sixtieth day following the damage, give Tenant a notice of election to terminate this Lease. In the event of such election, this Lease shall be deemed to terminate on the third day after the giving of said notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent and Additional Rent shall be apportioned as of the date of said surrender and any Rent and Additional Rent paid for any period beyond such date shall be repaid to Tenant WITHIN SIXTY
(60) DAYS AFTER LANDLORD'S NOTICE. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, or if Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Premises (to the extent of improvements to the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease except as herein provided. To the extent that the Premises are rendered untenantable, the Rent and Additional Rent shall proportionately abate, except TO THE EXTENT such damage resulted from or was contributed to, directly or indirectly, by the WILLFUL MISCONDUCT OR NEGLIGENCE of Tenant, Tenant's officers, contractors, agents, employees, clients, customers, or licensees, in which event Rent and Additional Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for such loss. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. Landlord shall use its best efforts to effect such repairs promptly. TENANT MAY TERMINATE THE LEASE IF LANDLORD FAILS TO MAKE REASONABLE PROGRESS TOWARD COMPLETING SUCH REPAIRS WITHIN A REASONABLE PERIOD OF TIME, BUT IN NO EVENT SHALL SUCH PERIOD OF TIME EXCEED ONE (1) YEAR.

(b)     DESTRUCTION DURING LAST YEAR OF TERM:

        In case the Building shall be substantially destroyed by fire or other cause at any time during the last twelve months of the term of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other party hereto given within sixty (60) days of the date of such destruction.

(c)     TENANT IMPROVEMENTS:

        Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures, equipment, improvements (EXCLUDING TENANT IMPROVEMENTS AS PROVIDED FOR IN EXHIBIT B OF THE LEASE) or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

14.     WAIVER OR SUBROGATION:

        Whether a loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each hereby release and relieve the other, their agents or employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Building or on the Land, including the Building itself, arising out of or incident to the occurrence of any of the perils which are covered by their respective insurance policies, and (ii) any loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils which are covered by a business interruption insurance policy or loss of rental income insurance policy held by Landlord or Tenant. Each party shall use best efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

15.     INDEMNIFICATION:

        (a) Tenant shall indemnify and hold Landlord harmless from and against ALL liabilities, damages, losses, claims, and expenses, including attorneys fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, employees, clients or customers in or about the Building or Premises or arising from any breach or default under this Lease by Tenant. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the ACT, OMISSION OR negligence of Landlord, or its officers, contractors, licensees, agents, employees, clients or customers or other tenants of the Building.

        (b) Landlord shall indemnify and hold Tenant harmless from and against all liabilities, damages, losses, claims, and expenses, including attorneys' fees arising from any act, omission, or negligence of Landlord or its officers, contractors, licensees, agents, employees, clients, or customers in or about the Building or Premises, or arising from any breach or default under this Lease by Landlord. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of Tenant or any other tenant or occupant of the Building or any third parties. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands or other similar cause in, above, upon or about the Premises or the Building EXCEPTING THOSE EVENTS CAUSED BY THE WILLFUL MISCONDUCT OR NEGLIGENCE OF LANDLORD.

16.     INSURANCE:

(a)     LIABILITY INSURANCE:

        Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability (occurrence form) insurance, including contractual liability insuring Tenant's activities upon, in or about the Premises or the Building against claims of bodily injury or death or property damage or loss with a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate. Landlord and the Building manager shall be named as an additional insureds.

(b)     PROPERTY INSURANCE:

        Tenant shall, throughout the term of this Lease and any renewal thereof, at its own expense, keep and maintain in full force and effect, what is commonly referred to as "All Risk" or "Special" coverage insurance (excluding earthquake and flood) on Tenant's Leasehold Improvements in an amount not less than one hundred percent (100%) of the replacement value thereof. As used in this Lease, "Tenant's Leasehold Improvements" shall mean any alterations, additions or improvements installed in or about the Premises by or with Landlord's permission or otherwise permitted in this Lease, whether or not the cost thereof was paid for by Tenant.

(c)     INSURANCE POLICY REQUIREMENTS:

        All insurance required under this Section 16 shall be with companies rated AX or better by A.M. Best or otherwise reasonably approved by Landlord. No insurance policy required under this Section 16 shall be canceled or reduced in coverage except after forty-five (45) days prior written notice to Landlord, except after ten (10) days prior written notice to Landlord in the case of non-payment of premium.

(d)     CERTIFICATE OF INSURANCE:

        Tenant shall deliver to Landlord prior to the Commencement Date, and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and evidencing Landlord and the Building manager as additional insureds thereunder. In no event shall the limits of any insurance policy required under this Section 16 be considered as limiting the liability of Tenant under this Lease.

(c)     PRIMARY POLICIES:

        All policies required under Section 16(a) shall be written as primary policies and not contributing to or in excess of any coverage Landlord may choose to maintain.

17.     ASSIGNMENT AND SUBLETTING:

(a)     ASSIGNMENT OR SUBLEASE:

        Tenant shall not assign, mortgage, encumber or otherwise transfer this lease nor sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent. Subject to Section 17(b), below, such consent shall not be unreasonably withheld, except: (1) Landlord may withhold its consent if in Landlord's judgment occupancy by any proposed assignee, subtenant, or other transferee (i) is not consistent with the maintenance and operation of a first-class office building due to the nature of the proposed occupant's business or manner of conducting business or its experience or reputation in the community, or (ii) is likely to cause disturbance to the normal use and occupancy of the Building; (2) Landlord may withhold in its absolute and sole discretion consent to any mortgage, hypothecation, pledge, or other encumbrance of any interest in this Lease or the Premises by Tenant or any subtenant; (3) Landlord may withhold its consent to the extent it deems necessary to comply with any restrictions on use of the Premises, the Building, or the Land contained in any lease, mortgage, or other agreement or instrument by which the Landlord is bound or to which an of such property is subject. No such assignment, subletting or other transfer shall relieve Tenant of any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. Each request for an assignment or subletting must be accompanied by a Processing Fee of $500 in order to reimburse Landlord for expenses, including attorneys fees, incurred in connection with such request ("Processing
Fee") WHICH FEE SHALL BE THE ONLY AMOUNT DUE TO LANDLORD IN
CONNECTION WITH SUCH ASSIGNMENT OR SUBLEASE. Tenant shall provide
Landlord with copies of all assignments, subleases and assumption instruments.

(b)     LANDLORD RIGHT TO TERMINATE PORTION OF LEASE:

If such consent is requested, Landlord reserves the right to terminate this Lease TO THE EXTENT OF ANY SUBLEASE OR ASSIGNMENT, or if consent is requested form subletting less than the entire Premises to terminate this Lease with respect to the portion for which such consent is requested, at the proposed effective date of such subletting, in which event Landlord may enter into the relationship of landlord and tenant with any such proposed subtenant or assignee, based on the rent (and/or other compensation) and the terms agreed to by such subtenant or assignee and otherwise upon the terms and conditions of this Lease.

(c)     TENANT TRANSFER OF LEASE:

        If a Tenant is a corporation or any other entity, any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of or power to vote a majority of its outstanding voting stock partnership interests, or other ownership interests, shall not constitute an assignment for the purpose of this Section. If Tenant is a partnership, conversion of Tenant to a limited liability company or partnership or to a corporation (or to another entity by which the parties in Tenant would be relieved of liability to any creditors of Tenant) shall constitute an assignment for purposes of this Section.

(d)     ASSIGNEE OBLIGATIONS:

        As a condition to Landlord's approval, any potential assignee otherwise approved by Landlord shall assume in writing all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for rental and other payments and performance of all terms, covenants and conditions of this Lease.

(e)     SUBLEASE OBLIGATIONS:

        Any sublessee shall assume all obligations of Tenant as to that portion of the Premises which is subleased and shall be jointly and severally liable with Tenant for rental and other payments and performance of all terms, covenants, and conditions of this Lease with respect to such portion of the Premises.

18.     SIGNS:

        Tenant shall not place or in any manner display any sign, graphics, or other advertising matter anywhere in or about the Premises or the Building at places visible (either directly or indirectly) from anywhere outside the Premises without first obtaining Landlord's written consent hereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby. Landlord shall not unreasonably without its consent to normal Tenant signage within the Premises which is consistent in Landlord's opinion with the Building's image and signage and graphics program. Signage other than Building directory or building standard elevator lobby directory signage is at Tenant's sole expense. INITIAL COST OF STANDARD BUILDING SIGNAGE SHALL BE AT THE SOLE COST AND EXPENSE OF THE LANDLORD.

19.     LIENS AND INSOLVENCY:

(a)     LIENS:

        Tenant shall keep its interest in this Lease, the Premises, the Land and the Building free from any liens arising out of any work performed and materials ordered or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord harmless from any liability from any such lien, including without limitation, liens arising from the work performed pursuant to Section IV of Exhibit B hereto. In the event any lien is filed against the Building, the Land or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord and at Tenant's expense, immediately cause such lien to be released of record or furnish to Landlord a bond, in form and amount and issued by a surety reasonably satisfactory to landlord, indemnifying Landlord, the Land and the Building against all liability, costs and expenses, including attorneys fees, which Landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant, if, and only if, such proceedings suspend the collection thereof against Landlord, Tenant and the Premises and neither the Premises, the Building nor the Land nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

(b)     INSOLVENCY:

        If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

20.     DEFAULT:

(a)     CUMULATIVE REMEDIES:

        All rights of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restrain by injunction the violation or threatened violation of any of the covenants, agreements or conditions of this Lease.

(b)     TENANT'S RIGHT TO CURE:

        Tenant shall have a period of FIVE (5) business days from the date of written notice from Landlord to Tenant within which to cure any default in the payment of Rent. Tenant shall have a period of TWENTY (20) days from the date of written notice from Landlord to Tenant within which to cure any other default INCLUDING PAYMENT OF ADDITIONAL RENT AND OTHER SUMS DUE hereunder; provided, however, that with respect to any such default capable of being cured by Tenant which cannot be cured within TWENTY (20) days, the default shall not be deemed to be uncured if Tenant commences to cure within TWENTY (20) days and for so long as Tenant is diligently pursuing the cure thereof OR TWENTY (20) DAYS AFTER EITHER PARTY HAS NOTIFIED THE OTHER THAT NEGOTIATIONS HAVE FAILED.

(c)     ABANDONMENT:

        Abandonment shall be defined as an absence from the Premises of five
(5) BUSINESS days or more while Tenant is in default or Landlord otherwise reasonably determines that Tenant has abandoned the Premises and its interest under this Lease. Any abandonment by Tenant shall be considered a default with no right to cure, allowing Landlord to re-enter the Premises as hereinafter set forth.

(d)     LANDLORD'S REENTRY:

        Upon abandonment or an uncured default of this Lease by Tenant, Landlord, in addition to any other rights or remedies it may have, at its option, may enter the Premises or any part thereof, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, reentry and/or dispossession all Rent and Additional Rent shall become due thereupon, together with such expenses as Landlord may reasonably incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 37(f) hereof, accruing from the date of any such expenditure by Landlord. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. NOTWITHSTANDING THE FOREGOING PARAGRAPH, LANDLORD SHALL USE ITS BEST EFFORTS TO RELET THE PREMISES AFTER TAKING POSSESSION AND SHALL REQUIRE ANY RENTAL AGREEMENT FOR THE PREMISES BE ON MARKET TERMS; AND REPAIRS OR SIMILAR EXPENSES INCURRED BY LANDLORD TO MAKE THE PREMISES RENTABLE SHALL BE DEEMED

REASONABLE IN LANDLORD'S OPINION; AND LANDLORD SHALL COMPLY WITH ALL LAWS WITH RESPECT TO PERSONAL PROPERTY FOUND ON THE PREMISES.

(e)  RELETTING THE PREMISES:

     At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder; second, to the payment of any costs and expenses of such reletting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Premises; third, to the payment of Rent and Additional Rent due and to become due hereunder, and, if after so applying said Rents there is any deficiency in the Rent or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein. Any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach and default. Should Landlord terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the then present value of Rent and Additional Rent reserved in this Lease for the balance of the Term, as it may have been extended, over the then fair market rental value of the Premises for the same period, plus all court costs and attorneys fees incurred by LANDLORD in the collection of the same. NOTWITHSTANDING THE FOREGOING, LANDLORD SHALL MAKE REASONABLE EFFORTS TO RELET PREMISES ON MARKET TERMS AND TENANT SHALL BE LIMITED TO PAYING REASONABLE COSTS AND EXPENSES ACTUALLY PAID BY LANDLORD.

(f)  TRADE FIXTURES:

     Tenant shall have no right to, and Tenant agrees that it will not, remove any trade fixtures or movable furniture from the Premises at any time while Tenant is in default hereunder.

21.  PRIORITY:

     (a) Tenant agrees that this Lease shall be subordinate to any first mortgage or deed of trust now existing or hereafter placed upon the Premises or the Building created by or at the instance of Landlord and to any and all advances to be made thereunder and to interest thereon and all renewals, replacements, or extensions thereof ("Landlord's Mortgage"). Upon demand by Landlord or the holder of any Landlord's Mortgage ("Holder"), Tenant shall execute and deliver subordination and attornment agreements in form and substance satisfactory to such Holder. Notwithstanding the foregoing, upon demand of such Holder, such Landlord's Mortgage shall be subordinate to this Lease; provided, however, that in such event, notwithstanding such subordination, such Landlord's Mortgage shall be superior to this Lease with respect to (i) the right, claim and lien of the Landlord's Mortgage in, to and upon any award or other compensation for any taking by eminent domain of any part of the Premises or the Building and the right of disposition thereof in accordance with the provisions of the Landlord's Mortgage; and upon any proceeds payable under any policies of fire and rental insurance upon the Premises or the Building and to the right of disposition thereof in accordance with the terms of the Landlord's Mortgage (ii) any lien, right or judgment which may have arisen at any time under the terms of the Lease; and (iii) such other matters as may be specifically reserved by the Holder of such Landlord's Mortgage in writing in connection with such subordination.

     (b) Upon request Tenant shall attorn to the Holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Land, Building or Premises at any sale or other proceeding under any Landlord's Mortgage. Tenant shall property execute, acknowledge and deliver instruments which the holder of any Landlord's Mortgage may reasonably require to effectuate the provisions of this Section.

     (c) This Lease is technically a sublease in that the Land is subject to a Ground Lease ("Ground Lease") between Castle Family Limited Partnership, a Hawaii limited partnership, as Ground Lessor and the Landlord named herein as Ground Lessee. LANDLORD REPRESENTS AND WARRANTS TO TENANT THAT IT HAS A RIGHT TO LEASE PREMISES. This Lease shall not terminate or be terminable by Tenant by reason of any termination of the Ground Lease by summary proceedings or otherwise (including merger of the fee and leasehold estates). If requested by the Ground Lessor, Tenant shall attorn to the Ground Lessor provided that the Ground Lessor agrees to recognize this lease as long as Tenant shall not be in default hereunder beyond the period for curing the same. Tenant hereby waives the provisions of any statute or rule of law now or hereafter in effect which may give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event the Ground Lease is terminated. This Lease shall not be subordinate to any mortgage or deed of trust now existing or hereafter placed upon the Land or any interest therein by or at the instance of the Ground Lessor, without the prior written consent of each of Tenant, Landlord and the Holder of any Landlord's Mortgage.

22.  SURRENDER OF POSSESSION:

     Subject to the terms of Section 13 relating to damage and destruction, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved (subject to Tenant's obligation to remove any Alterations or Changes if requested by Landlord pursuant to Section 11, above), reasonable use and wear and tear excepted.

23.  REMOVAL OF PROPERTY:

     UNLESS OTHERWISE MUTUALLY AGREED UPON BY LANDLORD AND TENANT, Tenant shall remove all of its movable personal property, telephone, data and computer cabling, and trade fixtures paid for by Tenant which can be removed without damage to the Premises at the expiration or earlier termination of this Lease, and shall pay Landlord any damages for injury to the Premises or building resulting from such removal. All other improvements and additions to the Premises shall thereupon become the property of Landlord.

24.  NON-WAIVER:

     Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of any payment hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the amount so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment.

25.  HOLDOVER:

     If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Tenant agrees to pay to Landlord the greater of (a) the then quoted rates for similar space in the Building or (b) ONE HUNDRED TWENTY-FIVE PERCENT (125%) of the Rent and Additional Rent in effect upon the date of such expiration as stated herein, and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent and Additional Rent after such expiration or earlier termination shall not result in a renewal of this lease. The foregoing provisions of this Section 25 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant shall hold over after the expiration or earlier termination of this Lease without the written counsel of Landlord, such occupancy shall be deemed an unlawful detainer of the Premises subject to the applicable laws of the state in which the Building is located and, in addition, Tenant shall be liable for any costs, damages, losses and expenses incurred by Landlord as a result of Tenant's failure to surrender the Premises in accordance with this Lease.

26.  CONDEMNATION:

(a)  ENTIRE TAKING:

     If all of the Premises or such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent, Additional Rent and other payments shall be paid to that date.

(b)  CONSTRUCTIVE TAKING OF ENTIRE PREMISES:

     In the event of a taking of a material part of but less than all of the Building, where Landlord shall reasonably determine that the remaining portions of the Premises cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons), or if, in the REASONABLE opinion of Landlord, the Building should be restored in such a way as to alter the Premises materially, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.

(c)  PARTIAL TAKING:

     In case of taking of a part of the Premises, or a portion of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority. If a portion of the Premises shall be so taken which renders the remainder of the Premises unsuitable for continued occupancy by Tenant under this Lease, Tenant may terminate this Lease by written notice to Landlord within sixty (60) days after the date of such taking and the term of this Lease shall expire upon such date as Tenant shall specify in such notice not later than sixty (60) days after the date of such notice.

(d)  AWARDS AND DAMAGES:

     Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property and leasehold improvements paid for by Tenant (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.


27.  NOTICES:

     All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, or nationally recognized courier (such as Federal Express, DHL, etc.), postage prepaid, to Landlord and to Tenant at the Notice Addresses provided in Section 1(1) (provided that after the Commencement Date any such notice may be mailed or delivered by hand to Tenant at the Premises) and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.


28.  COSTS AND ATTORNEYS FEES:

     If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder or possession of the Premises, each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys fees in such suit, at trial and on appeal, and such attorneys fees shall be deemed to have accrued on the commencement of such action.


29.  LANDLORD'S LIABILITY:

     Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Building, but are made and intended for the purpose of binding only the Landlord's interest in the Premises and Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained. UNLESS OTHERWISE SPECIFICALLY AUTHORIZED IN THE LEASE, TENANT SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY KIND.


30.  ESTOPPEL CERTIFICATES:

     Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement prepared by Landlord stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of minimum monthly Rent and the date to which such Rent has been paid; and certifying to the extent true: That this

Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by Landlord have been satisfied; that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received; that on this date there are no existing claims, defenses or offsets which Tenant has against the enforcement of this Lease by Landlord;
that the security deposit is as stated in the Lease; and such other matters as Landlord may reasonably request. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or the holder of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have give such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and that this Lease is in full force and effect, that there are no uncured default in Landlord's performance, that the security deposit is as states in the Lease, and that not more than one month's Rent has been paid in advance.

31.  TRANSFER OF LANDLORD'S INTEREST:

     In the event of transfer of Landlord's interest in the Premises or in the Building, other that a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee.

32.  RIGHT TO PERFORM:

     If Tenant shall fail to pay any sum or money, other than Rent and Additional Rent required to be paid by it hereunder, or shall fail to perform any other act on its part REQUIRED to be performed hereunder, and such failure shall continue for ten (10) BUSINESS days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Any such paid by Landlord hereunder shall be immediately due and payable by Tenant to Landlord and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

33.  QUIET ENJOYMENT:

     Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises, subject to the provisions of this Lease, so long as Tenant is not in default hereunder.

34.  AUTHORITY:

     If Tenant is a corporation, limited liability company, limited liability partnership or limited or general partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord's request, Tenant shall, prior to execution of this Lease, deliver to Landlord a copy of a resolution or consent, certified by an appropriate officer, partner or manager of Tenant authorizing or ratifying the execution of this Lease.

35.  HAZARDOUS MATERIALS:

(a)  TENANT OBLIGATIONS:

          (i) Tenant shall not dispose of or otherwise allow the release of any hazardous waste or materials in, on or under the Premises or the Building, or any adjacent property, or in any improvements placed on the Premises. TO THE BEST OF TENANT'S KNOWLEDGE, Tenant's intended use of the Premises does not involve the use, production, disposal or bringing on to the Premises of any hazardous waste or materials, except only ordinary and general office supplies typically used in first-class downtown office buildings and only in such quantities or concentrations as allowed under applicable laws, rules and regulations. As used in this Section, the term "hazardous waste or materials" includes any substance, waste or material defined or designated has hazardous, toxic or dangerous (or any similar term) pursuant to any statute, regulation, rule or ordinance now or hereafter in effect. Tenant shall promptly comply with all such statutes, regulations, rules and ordinances, and if Tenant fails to so comply Landlord may, after reasonable prior notice to Tenant (except in case of emergency) effect such compliance on behalf of Tenant. Tenant shall immediately reimburse Landlord for all costs incurred in effecting such compliance.

     (ii) Tenant agrees to indemnify and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, consultant fees, attorneys' fees and disbursements) which may be imposed on, incurred or paid by Landlord, or asserted in connection with (i) any misrepresentation, breach of warranty or other default by Tenant under this Section, or (ii) the acts or omissions of Tenant, or any subtenant or other person for whom Tenant would otherwise be liable, resulting in the release of any hazardous waste or materials.

(b)  LANDLORD OBLIGATIONS:

     Landlord represents to Tenant that, to the best of Landlord's knowledge, no hazardous waste or materials have been generated, stored or disposed of on the Premises other than in compliance with all applicable laws. Landlord will hold Tenant harmless from and indemnify Tenant against any actual costs resulting from any breach of this representation or resulting from the release of hazardous waste or materials on the Premises by Landlord or its employees, agents or contractors. Landlord shall not be responsible for any hazardous waste or materials resulting from the acts of other tenants or occupants of the Building or other third parties, or for consequential damages arising from the presence of any hazardous wastes or materials on the Premises or in the Building.

36.  TELECOMMUNICATIONS LINES AND EQUIPMENT:

(a)  LOCATION OF TENANT'S EQUIPMENT AND LANDLORD CONSENT:

     (i) Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the "Lines") at the Building in or serving the Premises, only with Landlord's prior written consent, which consent may be withheld in Landlord's REASONABLE discretion. Tenant shall locate all electronic telecommunications equipment within the Premises and shall relocate all Tenant's equipment which is located within the Building telephone closets or riser spaces, at Tenant's cost, to the Tenant's Premises. Any request for consent shall contain detailed plans, drawings and specifications identifying all work to be performed, the time schedule for completion of the work, the identity of the entity that will provide service to the Lines and the identity of the entity that will perform the proposed work (which entity shall be subject to Landlord's approval). Landlord shall have a reasonable time in which to evaluate the request after it is submitted by Tenant.

     (ii) Without in any way limiting Landlord's right to withhold its consent, Landlord may consider the following factors, among others, in making its determination: (A) the experience, qualifications and prior work practice of the proposed contractor and its ability to provide sufficient insurance coverage for its work at the Building; (B) whether or not the proposed work will interfere with the use of any then existing Lines at the Building; (C) whether or not an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building:
(D) A REQUIREMENT THAT TENANT REMOVE EXISTING ABANDONED LINES LOCATED IN OR SERVICING THE PREMISES, AS A CONDITION TO PERMITTING THE INSTALLATION OF NEW LINES; (E) whether or not Tenant is in default of any of its obligations under this Lease; (F) whether the proposed work or resulting Lines will impose new obligations on Landlord, expose Landlord to liability of any nature or description, increase Landlord's insurance premiums for the Building, create liabilities for which Landlord is unable to obtain insurance protection or imperil Landlord's insurance coverage; (G) WHETHER TENANT'S PROPOSED SERVICE PROVIDER IS WILLING TO PAY REASONABLE MONETARY COMPENSATION FOR THE USE AND OCCUPATION OF THE BUILDING; and (H) whether the work or resulting Lines would adversely affect the Land, Building or any space in the Building in any manner.

     (iii) Landlord's approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intra-building network cabling ("INC") and makes no representation regarding the suitability of the INC for Tenant's intended use.

     (iv) If Landlord consents to Tenant's proposal, Tenant shall (A) pay all costs in connection therewith (including all costs related to new Lines); (B) comply with all requirements and conditions of this Section; (C) use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment. Tenant shall further insure that
(I) Tenant's contractor complies with the provisions of this Section and Landlord's reasonable requirements governing any work performed; (II) Tenant's contractor provides all insurance required by Landlord; (III) any work performed shall comply with all Laws; and (IV) as soon as the work is completed, Tenant shall submit "as-built" drawings to Landlord.

     (v) Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party ACTING AT TENANT'S INSTRUCTION), within three (3) BUSINESS days after written notice.

(b)  LANDLORD'S RIGHTS:

     Landlord may (but shall not have the obligation to):

     (i)    install new lines at the Building;

     (ii)   create additional space for Lines at the Building; and

     (iii) direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall leave no right to monitor or control the information transmitted through such Lines). LANDLORD SHALL USE ITS BEST EFFORTS TO ENSURE THAT ALL SUCH WORK IS PERFORMED AT TIME AND IN SUCH MANNER SO AS NOT TO INTERFERE WITH THE OPERATION OF TENANT'S BUSINESS.

(c)  INDEMNIFICATION:

     In addition to any other indemnification obligations under this Lease, Tenant shall indemnify and hold harmless Landlord and its employees, agents, officers, and contractors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including reasonable attorneys' fees) TO THE EXTENT arising out of or in any way related to the acts and omissions of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants, and invitees with respect to: (i) any Lines or equipment related thereto serving Tenant in the Building; (ii) any personal injury (including wrongful death) or property damage arising out of or related to any Lines or equipment related thereto serving Tenant in the Building; (iii) any lawsuit brought or threatened, settlement reached, or governmental order, fine or penalty relating to such Lines or equipment related thereto; and (iv) any violations or Laws or demands of governmental authorities, or any reasonable policies or requirement of Landlord, which are based upon or in any way related to such Lines or equipment.

(d)  LIMITATION OF LIABILITY:

     Except to the extent arising from the ACTS OR OMISSIONS of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"); (i) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (ii) any failure of any Lines to satisfy Tenant's requirements; or (iii) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease.

(e)  ELECTROMAGNETIC FIELDS:

     If Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal installation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate the Lines therefore (including riser cables) to prevent such excessive electromagnetic fields or radiation.

37.  GENERAL:

(a)  HEADINGS:

     Title to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(b)  SUCCESSORS AND ASSIGNS:

     All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective successors and assigns.

(c)  BROKERS; AGENCY DISCLOSURE; BROKERAGE RELATIONSHIPS:

     (i) Payment of Brokers. Landlord shall pay the commissions due those real estate brokers or agents named in Section 37(c)(ii). If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorney's fees and costs.

     (ii) Agency Disclosure At the signing of this Lease Agreement, the Landlord's Leasing Agent, JANE STRATTON, of Wright Runstad & Company, represented (X) Landlord (_) Tenant or (_) both Landlord and Tenant. The listing Tenant's agent, JASON SMITH, of COLLIERS MACAULEY NICOLLS, represented (_) Landlord (X) Tenant or (_) both Landlord and Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to him/her in this transaction. (As required by WAC 308-124D-040).

     (iii) Brokerage Relationships. Landlord and Tenant, by their execution of this Lease Agreement, each acknowledge that they have received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

(d)  ENTIRE AGREEMENT:

     This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant's use of the Building and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord or Tenant.

(e)  SEVERABILITY:

     Any provision of this Lease which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

(f)  OVERDUE PAYMENTS:

     Tenant acknowledges that a late payment of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, but not limited to, processing and accounting charges, and penalties imposed by terms of any contracts, mortgages or deeds of trust covering the Building. Therefore, in the event Tenant shall fail to pay any Rent, Additional Rent or other sums payable by Tenant under this Lease for five
(5) BUSINESS days after such amount is due, then Tenant shall pay Landlord, as Additional Rent, a late charge ("Late Charge") equal to 5% of such amount owing, but not in excess of the highest rate permitted by law. In addition to any Late Charges which may be incurred hereunder, any Rent, Additional Rent or other sums payable by Tenant under this Lease which are more than thirty (30) days past due, shall bear interest at a rate equal to 18% per annum but not in excess of the highest rate permitted under applicable laws, calculated from the original due date thereof to the date of payment ("Overdue Fee"); provided, however, the minimum Overdue Fee shall be $100.00.

     In addition, if payments are received by check or draft from Tenant, and two (2) or more of such checks or drafts are dishonored by the bank or other financial institution they were drawn upon in any twelve (12) month period, Landlord may thereafter require all Rent and other payments due hereunder from Tenant to Landlord to be made by bank creditor's or bank certified check or other similar means of payment and Landlord shall not be required to accept any checks or drafts of Tenant which do not comply with such requirements.

(g)  FORCE MAJEURE:

     Except for the payment of Rent, Additional Rent and other sums payable by Tenant, time periods for Tenant's or Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's reasonable control.

(h)  RIGHT TO CHANGE PUBLIC SPACE:

     Landlord shall have the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of the Premises, make any change which shall interfere with access to the Premises or change the character of the Building from that of a first-class office building.

          (i) GOVERNING LAW:
              This Lease shall be governed by and construed in accordance with the laws of the State of Washington.


          (j) BUILDING DIRECTORY:

              Landlord shall maintain in the lobby of Building a directory which shall include the name of Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to comparable tenants of the Building.

          (k)  BUILDING NAME:

               The building shall be known by such name as Landlord may designate from time to time.


     IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.



     TENANT:        DATA DIMENSIONS, INC.


                    By:
                       -------------------------------------

                         Its:   President
                             -------------------------------

                    By:
                       -------------------------------------

                         Its:
                             -------------------------------



                        TENANT CORPORATE ACKNOWLEDGMENT


STATE OF WASHINGTON   )
                      )  ss.
COUNTY OF KING        )


          THIS IS TO CERTIFY that on this 15 day of September, 1997, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared Larry W. Martin, to me known to be the President & C.E.O., respectively, of Data Dimensions, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the users and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.

          WITNESS my hand and official seal the day and year in this certificate first above written.


                    Signature   /s/ CAROL SAGE STOCKON
                             --------------------------------------------
                    Printed Name   Carol Sage Stockton
                                -----------------------------------------
                    Notary public in and for the state of     Washington
                                                         ----------------
                    residing at          Bellevue
                               ------------------------------------------
                    My appointment expires   12/19/97
                                          -------------------------------

LANDLORD:           WRIGHT RUNSTAD PROPERTIES L.P.
                    a Delaware limited partnership

                    By:  WRIGHT RUNSTAD ASSET MANAGEMENT L.P.,
                         a Washington limited partnership

                         By:  WRAM, Inc.
                              a Washington corporation




                                        By:        [SIG]
                                           ---------------------------------
                                           Its      Senior Vice President
                                              ------------------------------




                            LANDLORD ACKNOWLEDGMENT


STATE OF WASHINGTON   )
                      )  ss.
COUNTY OF KING        )


          THIS IS TO CERTIFY that I know or have satisfactory evidence that Jon F. Nordby is the person who appeared before me, and said person acknowledged that the signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Executive V.P. of WRAM, Inc., a corporation, to me known to be the general partner of WRIGHT RUNSTAD ASSET MANAGEMENT L.P., a limited partnership, to me known to be the general partner of WRIGHT RUNSTAD PROPERTIES L.P., the limited partnership that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation and partnerships for the uses and purposes therein mentioned, and on oath stated that said individual was authorized to execute said instrument.

          WITNESS my hand and official seal this 19th day of September, 1997.



                    Signature   /s/ JANICE E. BLACKMORE
                             --------------------------------------------
                    Printed Name   Janice E. Blackmore
                                -----------------------------------------
                    Notary public in and for the state of Washington
                    residing at          Seattle
                               ------------------------------------------
                    My appointment expires   9/9/00
                                          -------------------------------

                                   EXHIBIT A


                           Addendum to Lease between

                   WRIGHT RUNSTAD PROPERTIES L.P. (LANDLORD)

                                      and

                         DATA DIMENSIONS, INC. (TENANT)

                             FLOOR PLAN OF PREMISES

                                FLOORS 21 AND 22

                         24,751 NET RENTABLE SQUARE FEET

                                   21st FLOOR




                                  15,485 NRSF








                                   22ND FLOOR








                                                  9,266 RSF


                             Exhibit A, Page 1 of 1

                                   EXHIBIT B
                                       TO
                         WRIGHT RUNSTAD PROPERTIES L.P.
                                LEASE AGREEMENT
                              TENANT IMPROVEMENTS


     1. IMPROVEMENTS PROVIDED BY LANDLORD: Landlord has provided the following improvements in the Premises:

          A. Completed Public and/or Core Areas finished in accordance with plans and specifications for the Building.

               (1) Plumbing: Men's restrooms, women's restrooms, and drinking fountains installed in accordance with the plans and specifications for the Building.

               (2) Electrical: Total electrical service for each floor shall include 60 each 20-ampere, single pull circuit breakers in an electrical closet.

          B. Tenant's Usable Area as outlined in Exhibit A shall be completed as follows:

               (1) Walls: Core and perimeter walls only prepared to receive paint or other wall covering, except for final coat of mud and final sanding.

               (2) Floor: Prepared to receive floor covering. Floor loading capacities: 70 pounds per square foot live load; 20 pounds per square foot partition load.

               (3) Mechanical: Primary cooling duct loop. The Building standard mechanical system is designed to accommodate heating loads generated by lights and equipment up to 2.5 watts per square foot. If Tenant's design or use of the Premises results in concentrated loads in excess of 2.5 watts per square foot (e.g., data processing areas, conference rooms and machine rooms), then any additional engineering design and installation of mechanical equipment and/or controls required to accommodate such excess shall be provided at Tenant's cost pursuant to Section II of this Exhibit B.

               (4) Fire Sprinklers: Primary distribution loop to Tenant's Usable Area as outlined on the floor plan(s) in Exhibit A.

     II. IMPROVEMENTS BY TENANT/REIMBURSEMENT BY LANDLORD: Design and construction of all improvements in the Premises beyond those listed in Section I of this Exhibit B shall be provided at Tenant's expense. Landlord shall pay the cost of such additional improvements up to an amount equal to $14.00 per square foot of "Tenant's Rentable Area" as outlined on the floor plan(s) in Exhibit A, for a total payment by Landlord of $346,514.00 ("Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be applied to the cost of design and construction of such improvements including but not limited to:
Architectural and engineering design, partitions, doors, door frames, hardware, paint, wall coverings, base, ceilings, lights, mechanical distribution, diffusers, thermostats, sprinkler distribution, sprinkler heads, emergency speakers, fire extinguishers and cabinets, telephone and electrical outlets, light switches, floor coverings, and all applicable permit fees and sales tax. TO THE EXTENT THAT THE ALLOWANCE SPECIFIED HEREIN IS MORE THAN THE TOTAL COST OF TENANT IMPROVEMENTS, TENANT MAY USE THE BALANCE OF SUCH FUNDS TO OFFSET COSTS OF TELEPHONE AND COMPUTER CABLING AND OTHER COSTS TENANT MAY INCUR IN THE PREMISES WHICH WILL BENEFIT LANDLORD AS WELL AS TENANT.

     Such construction manager shall manage the bidding of tenant improvements to at least two (2) general contractors, expedite all permits and government approvals and assume specific responsibility for delivery of the Premises as defined in the Lease and this Exhibit B, provided Tenant shall have met the drawing delivery dates herein.


                             Exhibit B, Page 1 of 5

     III. BUILDING STANDARD IMPROVEMENTS: Tenant shall use the following Building Standard items: draperies (required by Landlord); carpet and base; hardware; lighting fixtures; and heating, ventilating, and air conditioning distribution and controls.

     IV. DESIGN OF TENANT IMPROVEMENTS: The Tenant Improvement Allowance shall be applied to Tenant retaining the services of a qualified office planner, approved by Landlord, to prepare the necessary drawings for Basic Plans and supply the information necessary to complete the Working Drawings and Engineering Drawings referred to in Section IV(B) of this Exhibit B for construction of the tenant improvements in Tenant's Usable Area. All Tenant's Plans shall be subject to approval of Landlord in accordance with Section IV(C) of this Exhibit B.

     Tenant's office planner shall ensure that the work shown on Tenant's Plans is compatible with the basic Building Plans and that necessary basic Building modifications are included in Tenant's Plans. Such modifications shall be subject to the Landlord's approval and the cost thereof shall be paid by Tenant AND SHALL BE INCLUDED IN THE ALLOWANCE SPECIFIED IN SECTION II OF EXHIBIT B, HEREIN.

     On or before the indicated dates, Tenant shall supply Landlord with one
(1) reproducible copy and five (5) black line prints of the following Tenant
Plans:

     A.   BASIC PLANS DELIVERY DATE:  SEPTEMBER 3, 1997.

     The Basic Plans due on this date shall be signed by Tenant and include:

     Architectural Floor Plans: These shall be fully dimensioned floor plans showing partition layout and identifying each room with a number and each door with a number. The Basic Plans must clearly identify and locate equipment requiring plumbing or other special mechanical systems, area(s) subject to above-normal floor loads, special openings in the floor, and other major or special features.

     B.   WORKING DRAWINGS DELIVERY DATE:  SEPTEMBER 16, 1997.

     On this date and at Tenant's expense, Tenant's office planner shall produce four (4) sets of Full Working Drawings for construction from the Basic Plans using the Pin Bar or CADD System, which system shall be approved by Landlord for compatibility with the other Building drawings, THE COST OF WHICH SHALL BE INCLUDED IN THE ALLOWANCE SPECIFIED IN SECTION II OF EXHIBIT B HEREIN. The four (4) sets of Working drawings due on this date shall be signed by the Tenant and include all items in the Basic Plans referenced in Section IV(A) above plus the following additional information:

          (1) Electrical and Telephone Outlets: Locate all power and telephone requirements: Dimension the position from a corner and give height above concrete slab for all critically located outlets. Identify all dedicated circuits and identify all power outlets greater than 120 volts. For the equipment used in these outlets which require dedicated circuits and/or which require greater than 120 volts, identify the type of equipment, the manufacturer's name and the manufacturer's model number, and submit a brochure for each piece of equipment. Also identify the manufacturer's name of the phone system to be used and the power requirements, size, and location of its processing equipment.

          (2) Reflected Ceiling Plan: Lighting layout showing location and type of all Building Standard and special lighting fixtures.

          (3) Furniture Layout: Layout showing furniture location so that Landlord's engineer can review the location of all light fixtures.

     The Tenant Improvement Allowance shall be applied to the cost of Landlord's engineers preparing plumbing, electrical, heating, air conditioning and structural plans ("Engineering Drawings") for Tenant's improvements based on the signed Working Drawings.


                             Exhibit B, Page 2 of 5

     C.   FINAL PLANS REVIEW DATE: SEPTEMBER 18, 1997.

          On this date, Tenant's office planner shall deliver to Landlord and Tenant for review and approval four (4) complete sets of Final Plans which will incorporate the Working Drawings referenced in Section IV(B) above, plus the following additional information:

               (1) Millwork Details: These drawings shall be in final form with Tenant's office planner's title block in the lower right hand corner of the drawing, and shall include construction details of all cabinets, paneling, trim, bookcases, and door and jamb details for non-Building Standard doors and jambs.

               (2) Keying Schedules and Hardware Information: This information shall be in final form and include a Keying Schedule indicating which doors are locked and which key(s) open each lock, plus an "X" on the side of the door where the key will be inserted if a keyed door. Complete specifications for all non-Building Standard hardware will also be provided.

               (3) Room Finish and Color Schedule. This information shall be in final form and include locations and specifications for all wall finishes, floor covering and base for each room.

               (4) Construction Notes and Specifications: Complete specifications for every item included except those specified by the Landlord.

          D.   FINAL PLANS DELIVERY DATE: SEPTEMBER 22, 1997.

          The four (4) sets of Final Plans approved by Landlord and Tenant and due on this date shall include all the Final Plans referenced in Section IV(C) above. Final Plans are to be signed by Tenant and delivered to Landlord by the Final Plans Delivery Date. Landlord shall return one (1) signed set to Tenant for Tenant's records. Landlord will incorporate Engineering Drawings with Tenant's Final Plans for transmittal to the General Contractor.

          Tenant shall be responsible for delays and additional costs in completion of the Tenant Improvements incurred as a result of changes made BY TENANT to any of Tenant's Plans after the specified Plan Delivery Date, delays caused by Tenant's failure to comply with the Plan Delivery Dates, Tenant's failure to provide adequate specifications or information for the completion of Tenant's Plans, or by delays caused by Tenant's specification of special materials.

     V.   CONSTRUCTION OF TENANT IMPROVEMENTS

          A. AUTHORIZATION TO PROCEED. Upon completion of Tenant's Final Plans and at the request of Tenant, Landlord shall provide to Tenant written notice of the price for such improvements. Within five (5) days of receipt of such price, Tenant shall give Landlord written authorization to complete the Premises in accordance with such Final Plans. Tenant may in such authorization delete any or all items of extra cost; however, if Landlord deems these changes to be extensive, at its option, Landlord may refuse to accept the authorization to proceed until all changes have been incorporated in the Final Plans signed by Tenant and written acceptance of the revised price has been received by Landlord from Tenant. In the absence of such written authorization to proceed, Landlord shall not be obligated to commence work on the Premises and Tenant shall be responsible for any costs due to any resulting delay in completion of the Premises and as provided in Section 3(b) of the Lease.

          B. PAYMENTS. Prior to commencement of Tenant improvements and if the price for such improvements is greater than the Tenant Improvement Allowance defined in Section II above, Tenant shall deposit with Landlord ninety percent (90%) of any additional cost above the Tenant Improvement Allowance (the "Additional Cost Deposit"). Landlord's contractor shall complete Tenant's improvements in accordance with Tenant's approved Final Plans. Payments shall be made: first, by applying the entire


                             EXHIBIT B, PAGE 3 OF 5

                (6) Prior to commencement of any work on the Premises by Tenant or Tenant's contractor, Tenant or Tenant's contractor shall enter into an indemnity agreement and a lien priority agreement satisfactory to Landlord indemnifying and holding harmless Landlord and Landlord's contractors for any liability, losses or damages directly or indirectly from lien claims affecting the land, the Building or the Premises arising out of Tenant's or Tenant's contractor's work or that of subcontractor or suppliers, and subordinating any such liens to the liens of construction and permanent financing for the Building. As a condition to approving Tenant's contractor or any subcontractor, Landlord may require one or more payment or performance bonds covering such work reasonably satisfactory to Landlord.

                (7) Landlord shall have the right to pose a notice or notices in conspicuous places in or about the Premises announcing its non-responsibility for the work being performed therein.

          E. TENANT'S ENTRY TO PREMISES. Tenant's entry to the Premises for any purpose, including without limitation, inspection or performance of Tenant Construction by Tenant's agents, prior to the Commencement Date as specified in
Section 3(a) of the Lease shall be scheduled in advance with Landlord and shall be subject to all the terms and conditions of the Lease, except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, office planner, licensees, agents, servants, employees, guests, invitees, or visitors.

          F. TENANT'S TELEPHONE AND COMPUTER/DATA SERVICE. Tenant is responsible for Tenant's telephone service, computer and data service, and related cabling. Tenant shall select and coordinate installation of such communication and information systems with the Landlord pursuant to Section 36 of the Lease.








                             EXHIBIT B, PAGE 5 OF 5

Tenant Improvement Allowance provided by Landlord against the monthly progress payments due, secondly by applying Tenant's Additional Cost Deposit, and then third, TO THE EXTENT OF ANY DEFICIENCY, Tenant shall pay within ten (10) days after receipt of monthly progress statements from Landlord, the full amount of such progress billings in cash. The progress billings may include a retainage amount up to ten percent (10%) of the work ("Retainage"). Final billing shall be rendered and payable within ten (10) days after acceptance of the Premises by Tenant in accordance with the terms of the Lease Retainage pursuant to the terms of this paragraph shall be payable with such final billing. In the event acceptance of the Premises is subject to punchlist items as provided in the Lease, a portion of the retainage equal to the cost to complete each outstanding punchlist item may be retained until such punchlist item is complete.

      C. FINAL PLANS AND MODIFICATIONS. If Tenant shall request any change FROM THE FINAL PLANS, Tenant shall request such change in writing to Landlord and such request shall be accompanied by all plans and specifications necessary to show and explain changes from the approved Final Plans. After receiving this information, Landlord shall give Tenant a written price for the cost of engineering and design services to incorporate the change in Tenant's Final Plans. If Tenant approves such price in writing, Landlord shall have such Final Plans changes made and Tenant shall promptly pay Landlord for this cost. Promptly upon completion of such changes in the Final Plans, Landlord shall notify Tenant in writing of the costs, if any, which shall be chargeable or credited to Tenant for such change, addition or deletion. The cost for such changes, whether chargeable or credited to Tenant, shall include a Landlord coordination fee equal to fifteen percent (15%) of the amount of such change, addition or deletion. If Tenant wishes to proceed with such changes, Tenant shall promptly so notify Landlord in writing and pay to Landlord the amount of any additional costs occasioned thereby. In the absence of such notice, Landlord shall proceed in accordance with the previously approved Final Plans before such change, addition or deletion was requested. In accordance with
Section 3(b) of the Lease, Tenant shall be responsible for any resulting delay in completion of the Premises due to modification of Final Plans. Tenant shall also be responsible for any demolition work required as a result of the change.

      D. IMPROVEMENTS CONSTRUCTED BY TENANT. If any work is to be performed in connection with Tenant improvements on the Premises by Tenant or Tenant's contractor:
            (1)   Such work shall proceed upon Landlord's written approval of
(i) Tenant's contractor, (ii) public liability and property damage insurance satisfactory to Landlord carried by Tenant's contractor, (iii) detailed plans and specifications for such work, and (iv) amount of general conditions to be paid by Tenant to Landlord for the services still provided by Landlord's contractor.

            (2) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished for Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to meet all applicable regulations.

            (3) All work by Tenant or Tenant's contractor shall be scheduled through Landlord.

            (4) Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Landlord's contractor. This will be included in the general conditions of Subsection
(1)(iv) above.

            (5) Tenant shall promptly reimburse Landlord for REASONABLE costs incurred by Landlord due to faulty work done by Tenant or its contractors, or by reason of any delays caused by such work, or by reason of inadequate clean-up.


                             EXHIBIT B, PAGE 4 OF 5

                                   EXHIBIT C

                           Addendum to Lease between

                   WRIGHT RUNSTAD PROPERTIES L.P. (LANDLORD)

                                      and

                         DATA DIMENSIONS, INC. (TENANT)

                             ADDITIONAL LEASE TERMS

1.   RENT.

     The base rental rate per net rentable square foot per annum for the Premises as shown on Exhibit A shall be as follows:

     PERIOD OF THE LEASE TERM           RATE PER NRSF PER YEAR
     ------------------------           ----------------------
       11/01/97 - 10/31/00              $24.50/NRSF/YR

       11/01/00 - 10/31/02              $25.50/NRSF/YR

     The total annual base rent (base rental rate per net rentable square foot per year multiplied by net rentable area of the Premises) shall be paid in 12 equal monthly payments and shall be payable in accordance with Section 5 of this Lease. Rent shall be adjusted from time to time pursuant to the terms of Sections 9 and 10 of this Lease.

2.   OPTION TO EXTEND LEASE TERM.

     Tenant shall have the right, to be exercised as hereinafter provided, to extend the initial Lease term ("Extension Option") for the entire Premises for EITHER OR BOTH FLOORS FOR one (1) additional period of five (5) years, provided that:

     a. Tenant shall not be in default in the performance of any term, covenant or condition herein contained;

     b. The rental rate for the extended term shall be the projected fair market rental rate for comparable term-extensions in comparable first-class buildings in downtown Bellevue on the effective date of the option.

     c. Notice. No later than FIFTEEN (15) months prior to the expiration of the initial Lease term, Landlord shall notify Tenant in writing, stating the rental rate which shall apply to said extended term.

     d. Exercise: Tenant shall exercise the Extension Option by written notice to Landlord no later than TWELVE (12) months prior to the expiration of the initial Lease term. If Tenant does not so exercise the Extension Option, the Lease shall expire at the end of the initial Lease term.

     e. TENANT'S DISPUTE OF RENTAL RATE: IN THE EVENT TENANT DISAGREES WITH THE RENTAL RATE DETERMINED BY LANDLORD, AND THE PARTIES HAVE NOT REACHED AGREEMENT AT THE TIME TENANT EXERCISES THE EXTENSION OPTION, THEN TENANT SHALL NOTIFY LANDLORD IN WRITING STATING ITS INTENT TO EXERCISE THE EXTENSION OPTION AND INITIATE ARBITRATION TO DETERMINE THE RENTAL RATE FOR THE EXTENDED TERM. THE RENTAL RATE, AS DEFINED IN 2b, ABOVE, SHALL BE DETERMINED BY ARBITRATION IN THE FOLLOWING
          MANNER:

          (i) LANDLORD AND TENANT SHALL EACH APPOINT ONE ARBITRATOR WHO SHALL BY PROFESSION BE A REAL ESTATE APPRAISER WHO SHALL HAVE BEEN ACTIVE OVER THE FIVE (5) YEAR PERIOD ENDING ON THE DATE OF TENANT'S EXERCISE OF SAID OPTION IN THE COMMERCIAL PROPERTY BUSINESS IN THE AREA IN WHICH THE BUILDING IS


                             EXHIBIT C, PAGE 1 OF 2

            LOCATED. EACH SUCH ARBITRATOR SHALL BE APPOINTED WITHIN FIFTEEN (15) DAYS FOLLOWING LANDLORD'S RECEIPT OF TENANT'S WRITTEN NOTICE OF ITS INTENT TO ARBITRATE THE RENTAL RATE FOR THE EXTENDED TERM.

      (ii) THE TWO ARBITRATES SO APPOINTED SHALL, WITHIN FIFTEEN (15) DAYS OF THE DATE OF THE APPOINTMENT OF THE LAST APPOINTED ARBITRATOR, AGREE UPON AND APPOINT A THIRD ARBITRATOR WHO SHALL BE QUALIFIED UNDER THE SAME CRITERIA SET FORTH FOR QUALIFICATIONS OF THE INITIAL TWO ARBITRATORS.

      (iii) THE THREE ARBITRATORS SHALL, WITHIN THIRTY (30) DAYS OF THE APPOINTMENT OF THE THIRD ARBITRATOR, REACH A DECISION AS TO WHAT CONSTITUTES THE FAIR MARKET RENTAL RATE AND NOTIFY LANDLORD AND TENANT OF THAT DECISION.

      (iv) THE DECISION OF THE MAJORITY OF THE THREE ARBITRATORS SHALL BE BINDING UPON LANDLORD AND TENANT. FAILURE OF A MAJORITY OF THE ARBITRATORS TO REACH AGREEMENT SHALL RESULT IN THE RENTAL RATE BEING DETERMINED BY TAKING THE AVERAGE OF THE THREE APPRAISALS, ONE FROM EACH ARBITRATOR.

      (v) IF EITHER LANDLORD OR TENANT FAILS TO APPOINT AN ARBITRATOR WITHIN THE TIME PERIOD REQUIRED IN SECTION (i) ABOVE, THE SOLE APPOINTED ARBITRATOR SHALL REACH A DECISION AND NOTIFY LANDLORD AND TENANT OF THE DECISION, AND THAT DECISION SHALL BE BINDING UPON LANDLORD AND TENANT.

      (vi) IF THE TWO INITIAL ARBITRATORS FAIL TO AGREE UPON AND APPOINT A THIRD ARBITRATOR, BOTH ARBITRATORS SHALL BE DISMISSED AND THE MATTER TO BE DECIDED SHALL BE SUBMITTED TO ARBITRATION UNDER THE PROVISIONS OF THE AMERICAN ARBITRATION ASSOCIATION.

      (vii) THE COST OF ARBITRATION SHALL BE PAID BY LANDLORD AND TENANT
            EQUALLY.

3.    RIGHTS OF FIRST OFFER.

      a. Subject to Puget Sound Energy, Inc.'s Right of First Refusal and the rights of Computer Associates, Inc. to extend the term of their existing lease, Tenant shall have the right of first offer to the sixth floor of the Building. Prior to leasing such space to any other party, Landlord shall first notify Tenant in writing. Within five (5) business days after receipt of such notice, Tenant shall give Landlord written notice of its acceptance of the offer to lease such space upon the terms, conditions and rental rate offered by Landlord, or upon other terms and conditions acceptable to Landlord. If, within such five (5) business days, Tenant shall either fail to give such notice or give notice of its rejection of the offer, Landlord may, without further notice to Tenant, lease such space to another party.

      b. Subject to Puget Sound Energy, Inc.'s Right of First Refusal, Computer Associates. Inc.'s Right of First Offer, and Harding
            Lawson Associates' right to extend its existing lease term, Tenant shall have a right of first offer on the fourth floor of the Building. Prior to leasing such space to any other party, Landlord shall first notify Tenant in writing. Within five(5) business days after receipt of such notice, Tenant shall give Landlord written notice of its acceptance of the offer to lease such space upon the terms, conditions and rental rate offered by Landlord, or upon other terms and conditions acceptable to Landlord. If, within such five (5) business days, Tenant shall either fail to give such notice or give notice of its rejection of the offer, Landlord may, without further notice to Tenant, lease such space to another party.


                             ExHIBIT C, PAGE 2 OF 2